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                                                                     EXHIBIT 4.6

                                 AMENDMENT NO. 1


        AMENDMENT NO. 1 (this "AMENDMENT"), dated as of September 30, 2000, between J.H. Whitney Mezzanine Fund, L.P. (the "PURCHASER"), a Delaware limited partnership, and Mercury Air Group, Inc. (the "COMPANY"), to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of September 10, 1999, between the Purchaser and the Company.


                              W I T N E S S E T H:

        WHEREAS, the Purchaser and the Company entered into the Purchase Agreement (the Purchase Agreement, as amended by this Amendment, is hereinafter referred to as the "AGREEMENT"), pursuant to which, among other things, the Purchaser purchased from the Company (i) a subordinated promissory note due September 9, 2006 in the principal amount of $24,000,000, and (ii) a warrant to purchase 503,126 shares of common stock, $.01 par value per share, of the Company; and


        WHEREAS, the Purchaser and the Company desire to amend the Purchase Agreement to change the Interest Coverage ratio financial covenant and the definition of EBITDA therein.

        NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        1.1 PURCHASE AGREEMENT DEFINITION. All capitalized terms used in this Amendment but not defined shall have the meanings given to them in the Purchase Agreement. In the event of a conflict between the definitions contained in this Amendment and those contained in the Purchase Agreement, the definitions contained herein shall prevail.


                                    ARTICLE 2

                        AMENDMENTS TO PURCHASE AGREEMENT

        2.1 AMENDMENT TO DEFINITIONS. Section 1.1 of the Purchase Agreement shall be amended to add the following definition of "Pro Forma Basis" following the definition of "Pro Forma Balance Sheet":

               "PRO FORMA BASIS" shall mean, in connection with any proposed Permitted Acquisition, that the calculation of compliance with the financial covenants set forth in Section 9.8 hereof by the Company and its Subsidiaries (including the Person or asset(s) to be acquired) shall be made by combining the audited historical financial results of such Person for the applicable test period ending immediately prior to the date of such proposed Permitted Acquisition with the audited historical financial results of the Company and its Subsidiaries for such period as if such Permitted Acquisition occurred on the first day of such period, adjusted in the manner described in clauses (i), (ii) and (iii) below. Following a Permitted Acquisition, Pro Forma Basis shall mean that the calculation of compliance with the financial covenants set forth in Section 9.8 hereof for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition shall be made by combining the audited historical financial results of such Person for the portion of the applicable test period occurring prior to the date of such Permitted Acquisition with the audited historical financial results of the Company and its Subsidiaries for such portion of such test period as if such Permitted Acquisition occurred on the first day of such test period, adjusted in the manner described in clauses (i), (ii) and
               (iii) below. In each case, in the event that no audited historical financial results are available or in the event that such Permitted Acquisition is an asset acquisition, such calculations shall be made with reference to such management certified financial results of such Person (or the financial results attributable to such assets) and of the Company and its Subsidiaries as shall be reasonably acceptable to the Purchaser. The following adjustments to such combined financial results shall be made:

                      (i) all Indebtedness and any other balance sheet
               adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the applicable test period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                        (ii) all Indebtedness assumed to have been incurred
               pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the applicable test period plus (b) the Applicable Margin then in effect (all terms and



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               in this clause (ii) having the meanings ascribed thereto in the
               Senior Credit Agreement); and

                      (iii) other reasonable cost savings, expenses and other
               income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Purchaser in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

               Notwithstanding and in lieu of the forgoing, after giving effect to the Company's acquisitions of fixed based operators in Birmingham, AL, Tulsa, OK and Fort Wayne, IN, EBITDA on a Pro Forma Basis for the twelve (12) month period ending on each of the dates set forth in the table below, for purposes of calculating the financial covenants set forth in Section 9.8 shall be the actual EBITDA of the Company and its Subsidiaries for such period as otherwise calculated in accordance with Item 1 of Schedule D to this Agreement plus the amount set forth opposite such date in such table; provided that any other calculations of compliance with the financial covenants set forth in Section 9.8 (or components thereof) on a Pro Forma Basis shall be determined in accordance with the foregoing definition:

                     12 Months Ending                      Consolidated EBITDA Increase
                    ------------------                     ----------------------------
                    September 30, 2000                              $2,000,000
                     December 31, 2000                              $1,350,000
                      March 31, 2001                                  $700,000
                       June 30, 2001                                  $217,000

        2.2  AMENDMENTS TO SECTION 9.8.

        (a) The introductory paragraph of Section 9.8 of the Purchase Agreement is deleted in its entirety and the following is substituted therefore:

               9.8 FINANCIAL COVENANTS. The Company covenants and agrees that until payment in full of all Indebtedness hereunder and under the Note, the Company shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 9.8 applicable to such Person. Compliance with the covenants in this
               Section 9.8 shall be determined on a consolidated basis in accordance with GAAP consistently applied, unless explicitly stated otherwise, and following a Permitted Acquisition shall be determined on a Pro Forma Basis.



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        (b) Section 9.8(a) of the Purchase Agreement is deleted in its entirety and the following is substituted therefor:

                INTEREST COVERAGE. The Company shall not permit Interest
            Coverage for the Company and its Subsidiaries, on a consolidated basis, for any twelve (12) month period ending on the last day of a fiscal quarter during any of the periods set forth below to be less than the ratio set forth below for such period:

               Period                                                   Ratio
               ------                                                   -----
               Closing Date to and including June 30, 2000              3.125:1.00
               July 1, 2000 to and including December 31, 2000           2.75:1.00
               January 1, 2001 to and including March 31, 2001           3.25:1.00
               April 1, 2001 to and including June 30, 2001              3.50:1.00
               July 1, 2001 to and including June 30, 2002               4.00:1.00
               July 1, 2002 and thereafter                               4:00:1.00

                "INTEREST COVERAGE" shall be calculated as illustrated on
            Exhibit D.

        2.3    AMENDMENT TO THE DEFINITION OF EBITDA.

               Exhibit D to the Purchase Agreement is hereby amended by deleting the definition of "EBITDA" as set forth in Section 1 thereof in its entirety and substituting the following therefor:


               EBITDA:

               Net Income (or loss) of the Company and its Subsidiaries,  for the period in question,  on a consolidated basis determined in accordance with GAAP consistently  applied,  but excluding any extraordinary  gains  or  losses  and any  insurance  proceeds
               received by the Company or any of its Subsidiaries.               $_________
               Plus:   Any  provision  for (or less any benefit  from) income
               and  franchise  taxes  included  in the  determination  of net
               income                                                             _________

               Interest Expense                                                   _________
               Depreciation deducted in the determination of Net Income           _________

                              Amortization deducted in determining Net Income     _________

                              EBITDA                                             $_________



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                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

               The Company represents and warrants to the Purchaser as follows:

        3.1 REPRESENTATIONS AND WARRANTIES IN THE PURCHASE AGREEMENT. The representations and warranties of the Company contained in the Article 5 of the Purchase Agreement were true, correct and complete as and when made.

        3.2 AUTHORITY, ETC. The execution and delivery by the Company of this Amendment and the performance by the Company of all of its agreements and obligations under this Amendment and the Agreement (i) are within the corporate authority of the Company, (ii) have been duly authorized by all necessary corporate proceedings by the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Company.

        3.3 ENFORCEABILITY OF OBLIGATIONS. This Amendment and the Agreement constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

        3.4 NO DEFAULT. After giving effect to this Amendment and the amendment to the Senior Credit Agreement contemplated hereby, no default or Event of Default exists under the Agreement or the Note.

                                    ARTICLE 4

                           CONDITIONS TO EFFECTIVENESS

               The effectiveness of this Amendment is conditioned upon the

               (a) receipt by the Purchaser of an original counterpart signature to this Amendment, duly executed and delivered by the Company;

               (b) receipt by the Purchaser of a copy of the fully-executed amendment to the Senior Credit Agreement, in form and substance satisfactory to the Purchaser;

               (c) receipt by the Purchaser, in form and substance satisfactory to it, of the evidence of all corporate approval necessary in connection with this Amendment; and

               (d) the Purchaser shall be satisfied that, after giving effect to this Amendment and the amendment to the Senior Credit Agreement, no default or Event of Default shall then exist.


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                                    ARTICLE 5

                                  MISCELLANEOUS

        5.1 CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Purchase Agreement. The parties hereto expressly do not intend to extinguish the Purchase Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Purchase Agreement (including, without limitation, the Note) and the other documents contemplated thereby and to reaffirm the rights and obligations contained therein. The Purchase Agreement as amended hereby and each of the other documents contemplated thereby shall remain in full force and effect. Except as herein amended, the Purchase Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects. All of the representations, warranties and covenants contained in the Purchase Agreement and this Amendment shall survive the execution and delivery of this Amendment.

        5.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (a)    if to the Purchaser:

                      J.H. Whitney Mezzanine Fund, L.P.
                      177 Broad Street
                      Stamford, Connecticut  06901
                      Telecopier No.: (203) 973-1422
                      Attention:  Mr. David A. Scherl
                                  Mr. Daniel J. O'Brien

                      with a copy to:

                      Morrison Cohen Singer & Weinstein, LLP
                      750 Lexington Avenue
                      New York, New York  10022
                      Telecopier No.: (212) 735-8708
                      Attention:  Andrew M. Arsiotis, Esq.
                                  Jack Levy, Esq.

                      if to the Company:

                      Mercury Air Group, Inc.
                      5456 McConnel Avenue
                      Los Angeles, CA 90066
                      Telecopier No.: (310) 827-0650
                      Attention:    Mr. Joseph A. Czyzyk



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                                    Wayne J. Lovett, Esq.

                      with a copy to:

                      McBreen, McBreen & Kopko
                      20 North Wackes Drive, Suite 252
                      Chicago, IL 60606
                      Telecopier No.: (312) 332-2657
                      Attention: Frederick Kopko, Esq.

               All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; and if telecopied, when receipt is acknowledged.

        5.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

        5.4 REFERENCES. Any reference to the Purchase Agreement contained in any notice, requisite, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include the amendments contained in this Amendment unless the context shall otherwise require.

        5.5 SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        5.6 HEADINGS. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GOL SECTION 5-1401).

        5.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.



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        5.9 CERTAIN EXPENSES. The Company will pay all expenses of the Purchaser
(including fees, charges and disbursements of counsel) in connection with this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                        MERCURY AIR GROUP, INC.


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                        J.H. WHITNEY MEZZANINE FUND, L.P.

                                        By: Whitney GP, L.L.C.


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title: A Managing Member



                     [SIGNATURE PAGE TO AMENDMENT AGREEMENT]



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